Exhibit 99.4

1ST UNITED BANCORP, INC.

The Doubletree Executive Meeting Center,

located at 4431 PGA Blvd., Palm Beach Gardens, FL 33410

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

1ST UNITED BANCORP, INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS

SEPTEMBER 10, 2014

KNOW ALL MEN BY THESE PRESENTS that I, the undersigned shareholder of 1st United Bancorp, Inc. (the “Company”), Boca Raton, Florida, do hereby nominate, constitute and appoint John Marino, Warren S. Orlando and Rudy E. Schupp (collectively, the “Proxies”), or any one of them (with full power to act alone), my true and lawful attorneys and proxies with full power of substitution, for me and in my name, place and stead to vote all the shares of Common Stock of the Company that the shareholder signing this Proxy Card is entitled to vote at the special meeting of its shareholders to be held at The Doubletree Executive Meeting Center, located at 4431 PGA Blvd., Palm Beach Gardens, FL 33410, on Wednesday, September 10, 2014, at 9:00 A.M., and at any adjournments or postponements thereof, as instructed on the reverse side of this Proxy Card and in the Proxies’ discretion on other matters.

All proxies previously given or executed by the shareholder signing this

Proxy Card are hereby revoked.

(Continued and to be signed on the reverse side.)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

SPECIAL MEETING OF SHAREHOLDERS OF

1ST UNITED BANCORP, INC.

September 10, 2014

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

of Shareholders to be held September 10, 2014. Proxy Materials for the Special Meeting

are available at: http://www.viewproxy.com/1stunitedbankfl/sm2014

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN

1. To approve the Agreement and Plan of Merger, dated as of May 7, 2014, by and between Valley National Bancorp and 1st United Bancorp, Inc. pursuant to which 1st United Bancorp, Inc. will merge with and into Valley National Bancorp.

	☐	☐	☐

3. To approve the adjournment or postponement of the special meeting to a later date or dates, if appropriate or necessary to permit further solicitation of proxies in favor of approval of the merger agreement or to vote on other matters properly brought before such special meeting.

				☐	☐	☐
2. Nonbinding advisory vote to approve merger-related compensation for the named executive officers of 1st United Bancorp, Inc.	☐	☐	☐

THE BOARD RECOMMENDS “FOR” ITEMS 1, 2, AND 3.
The undersigned shareholder(s) hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement.
I plan on attending the meeting. ☐
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DO NOT PRINT IN THIS AREA
(Shareholder Name & Address Data)

Date:

Signature

☐ To change the address on your account, please check the box at left and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature (if held jointly)

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively and no longer receive any material by mail, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to www.cesvote.com	Vote Your Proxy by Phone: Call 1 (888) 693-8683	Vote Your Proxy by Mail:

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.